Exhibit 99.1

Interstate Hotels & Resorts

1. Global management company with operations in five countries

2. Largest independent hotel management company in North America

a. 300+ hotels, resorts, and conference centers
b. Nearly 72,000 rooms

3. Increased focus on hotel ownership

a. JV interests in 22 hotels
b. 100% ownership in 2 hotels

4. 33,000 employees worldwide

Interstate Overview

Hotel Management

•	224 full-service hotels(1)

•	90 select-service hotels(1)

•	International hotel operations

•	Diverse group of more than 55 owners

Real Estate

1. Joint venture interests in 22 hotels(1)

2. 100% ownership in 2 hotels

a. Hilton Concord
b. Residence Inn Pittsburgh Airport

BridgeStreet

•	3,035 units(1)

•	15 North American markets

•	London and Paris

•	20 Global Partners in 30 markets, offering more than 5,500 units

Interstate Overview

Hotels

•	314 hotels

•	71,789 rooms

•	41 states in USA, DC., Canada, and Russia

Employees

•	70 senior-level executives

•	Over 350 corporate office personnel

•	314 hotel general managers

•	2,000 field-based sales and marketing personnel

•	More than 33,000 associates

Sample of Owners

•	MeriStar Hospitality

•	Sunstone

•	Goldman Sachs

•	CNL Hospitality

•	Equity Inns

•	Cigna

•	RLJ

•	Host Marriott

Financial

•	Approximately $2 billion of managed hotel revenues

•	Over $4 billion of manages assets

•	Achieving 108% RevPAR market penetration index, YTD March 2005

—
(1) As of March 31, 2005

BridgeStreet Worldwide

1.	Wholly owned subsidiary of Interstate Hotels & Resorts, offering fully furnished one, two and three-bedroom apartments for stays of 30+ days

2. Offers more than 8,500 corporate apartments including network of Global Partners

3. 15 regional offices in the U.S., plus London and Paris

4. 320 associates worldwide

5. 20 Global Partners in 30 markets

6. Projected 2005 revenues of $121M

7. Top clients

a. Accenture
b. Motorola
c. KPMG
d. Lehman Brothers
e. CSFB

Financial Highlights

(In millions, except per share amounts)

	2004	2005
	(actual)	(forecast)
Revenue*	$192	$211
Adjusted EBITDA, excluding non recurring items, special charges and discontinued operations**	$28	$32
Diluted EPS	$(.19)	$.27
Diluted EPS, excluding non recurring items, special charges and discontinued operations**	$.30	$.35
		2005
Adjusted EBITDA and certain cash related items:		(forecast)
Adjusted EBITDA, excluding non recurring items, special charges and discontinued operations**		$32
Cash Interest		$(5)
Principal Amortization		$(5)
Cash Taxes		$(2)
Capital Expenditures		$(2)

* Revenue presented excludes other revenue from managed properties (reimbursable costs)

** See Schedule A attached at the end of this presentation for a reconciliation of non-GAAP financial measures.

Capital Structure
(As of March 31, 2005, in millions)

1. Refinanced bank facility, with a new $108 senior secured credit facility

a. $53 term loan
b. $55 rollover
c. Lowers average cost of debt by $1

2. Average cost of debt is 7.4%

Market Capitalization:	Debt	Maturity	Rate
Sr Term Loan	$51.8	Jan 2008	LIBOR + 550
Sr Revolver	$25.0	Jan 2008	LIBOR + 550
Non-recourse Note	$3.7	Dec 2010	12%
Promissory Note	$2.0	Dec 2005	—
Mortgage Debt	$19.0	Mar 2008	LIBOR + 225

Total Debt	$101.5
Equity Market Cap (current)	$139.4

Total Capitalization	$240.9
Projected EBITDA	$32.0
EBITDA Multiple	7.5x

Recent Transactions
(In millions)

Acquisitions

Sunstone Hotel Properties

•	Manager of 54 hotels, primarily upper upscale and upscale

•	$8 purchase price

•	20-year management contract

•	$10 in management fees

•	Acquired October 2004

Hilton Concord •	329-room hotel in San Francisco, California, East Bay area

•	Acquired February 2005

•	$29.15 purchase price; $19 mortgage

•	Provides superior return on equity due to elimination of management fee

Recent Transactions
(In millions)

Major Management Portfolio Additions

Goldman Sachs

•	Sourced transaction for Goldman Sachs

•	Participated in underwriting of transaction

•	10-year management contracts for 22 upscale hotels

•	Participating in $75 renovation program and repositioning of portfolio

Sale of Investment

Hilton San Diego Gaslamp

•	Gain on Sale — $3.7

•	Original investment — $1.0

•	Equity Ownership – 17%

Investment Highlights

•	Lodging industry recovery, return of the business traveler

•	Organic growth from improving fundamentals

•	Strategic growth through acquisitions

•	Experienced senior management team

Growth Strategy
(In millions)

Organic Growth

1.	2005 RevPAR expected to increase 7.5% to 8.5% over 2004, resulting mostly from increases in ADR

2. Increases in base management fees

a.	Interstate receives a portion of every incremental dollar of gross hotel revenue, whether from increases in ADR or occupancy

3. Increases in incentive fees

a. Increases in ADR will drive incentive fee growth
b. 2004 incentive fees $10.2, up to $3.8 over 2003
c. 2005 incentive fees expected to be $11
d. Incremental $1 in EBITDA from incentive fees adds to $0.02 to EPS

4. BridgeStreet recovery

a. Expecting significant profit improvement

Increasing Real Estate Holdings
(In millions)

Investment Options

1. Joint venture partners

2. Opportunity fund partners

3. 100% ownership

a. Elimination of management fees provides for enhanced returns

Joint Venture Investment Criteria

1. $20 to $50 target acquisition price

2. 10% to 50% equity investment

3. 60% to 65% leverage through non-recourse financing

4. Above market management contract

5. Located in 40 of the top 50 MSAs

6. Will benefit from Interstate’s added value

a. Operational/marketing expertise
b. Economies of scale
c. Re-branding capabilities
d. Product repositioning

Acquisition Criteria – 100% ownership

1. $10 to $35 target acquisition price

2. Full-service, upscale hotels

3. 60% to 65% leverage through non-recourse financing

4. 200 to 500 rooms

5. 40 of the top 50 MSAs

6. Hilton, Marriott and Starwood brands

7. Hotels with repositioning opportunities

a.	Underperforming hotels where intensive management, selective capital improvements and re-branding can create incremental value

Example — $20 million Acquisition(1)
(In thousands, except ROE)

Stabilized
Acquisition Price	$20,000
Cap Ex	1,500

Total Acquisition	21,500

Debt (60%)	13,000
Equity	8,500

Total Acquisition	21,500

Net Operating Income	2,300
Less: Debt Service	(1,200)
Addback: Management Fee	350

$1,450

ROE	17%
ROE (excluding management fee add back)	13%

—

(1)	This chart is meant to be illustrative of a theoretical acquisition. There can be no assurance that such investments can be sourced or, if they are, that these financial results will be achieved.

Growth Potential

Upside in 2006 and Beyond

•	Strong RevPAR growth expected, increasing Interstate’s base and incentive fee revenue

•	Increase in base fee for Sunstone portfolio

•	Incentive fee potential for Sunstone and Goldman Sachs portfolio expected to increase

•	Hilton Concord included in operations for a full year

•	Future growth through real estate acquisitions

•	Significant NOL carry forwards will create operating free cash flow

Premier Independent Hotel Management Company

•	Alternative to brand management

•	Capacity to add management contracts without adding incremental cost

•	Expansive resources will result in state-of-the-art services for hotel owners

•	Global presence enables worldwide expansion

Schedule A

Year Ended
December 31,2004
Reconciliation of Non-GAAP financial measures
Net Income (loss)	$(5,663)
Adjustments:
Depreciation and Amortization	9,635
Interest expense, net	7,600
Equity in gains (losses) of affiliates	1,056
Discontinued operations	1,744
Income tax expense (benefit)	(1,781)
Minority interests (expense) benefit	(45)

Adjusted EBITDA	12,546
Restructuring charges	4,048
Asset impairments and other write-offs (3)	11,807
Other	(55)

Adjusted EBITDA, excluding non-recurring items, special charges and discontinued operations	$28,346

Net Income (loss)	$(5,663)
Adjustments to net income (loss):
Restructuring charges	4,048
Asset impairments and other write-offs (3)	11,807
Discontinued operations	1,237
Other	(55)
Minority interests (expense) benefit	(91)
Income tax rate adjustment (5)	(1,962)

Net income (loss), excluding non-recurring items, special charges and discontinued operations	$9,321

Basic earning (loss) per share, excluding non-recurring items, special charges and discontinued operations	$0.31
Diluted earnings (loss) per share, excluding non-recurring items, special charges and discontinued operations	$0.30
Weighted average shares outstanding (in thousands):

Basic	30,473
Diluted (1)	30,793

Forecast
Year Ended
December 31, 2005
Outlook Reconciliation (2)
Net Income (loss)	$8,500
Depreciation and Amortization	9,200
Interest expense, net (4)	8,150
Equity in losses of affiliates	(2,100)
Minority interest expense (benefit)	150
Income tax expense (benefit)	5,500

Adjusted EBITDA	29,400
Restructuring expenses	2,000
Asset impairments and write-offs (3)	1,000
Gain on sale of investments	(400)

Adjusted EBITDA, excluding non-recurring items and special charges	$32,000

Net Income (loss)	$8,500
Adjustments to net income (loss), net of income taxes:
Restructuring expenses	2,000
Asset impairments and write-offs (3)	1,000
Gain on sale of investments	(400)
Deferred financing costs write-offs (4)	1,850
Equity interest in the gain on sale of Hilton San Diego (6)	(3,650)
MIP deferred financing costs write-off (7)	300
Income tax rate adjustment (5)	1,300

Net income, excluding non-recurring items and special charges	$10,900

Income per diluted share, excluding non-recurring items and special charges	$0.35

(1)	Diluted shares outstanding are calculated as well as the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under our stock incentive plans and operating partnership units held by minority partners. No effect is shown for any securities that are anti-dilutive.

(2)	Our outlook reconciliation uses the mid-point of our estimates of Adjusted EBITDA, net income, and diluted EPS, all excluding non-recurring items, special charges and discontinued operations.

(3)	This amount is included in undistributed operating expenses and primarily represents write-offs of intangible costs associated with terminated management contracts and other terminated activities and other asset impairments.

(4)	For the first quarter of 2005, Interest expense, net, includes $1,847 of deferred financing fees written off in connection with the refinancing of our senior secured credit facility.

(5)	This amount represents adjustment to recorded income tax expense to bring overall effective tax rate to an estimated normalized rate of 28% in 2005, and 40% in 2004. This effective tax rate will differ from the effective tax rate reported in our historical statement of operations.

(6)	This amount is included in equity in earnings (losses) of affiliates and represents our portion of the gain on the sale of the Hilton San Diego Gaslamp, which was owned by one of our joint ventures.

(7)	This amount is included in equity in earnings (losses) of affiliates and represents our portion of deferred financing costs written off in connection with the refinancing of the MIP join venture’s senior debt.